UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 1, 2009

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (303) 597-2400

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 1, 2009, DCT Industrial Trust Inc. (the “Company”) (NYSE: DCT) announced that it has commenced a public offering of 22,500,000 shares of common stock and that it expects to grant to the underwriters for the public offering an option for 30 days to purchase up to 3,375,000 additional shares of common stock to cover overallotments, if any.

The Company also announced that based on the expected issuance of additional shares of common stock described above, the receipt of the expected net offering proceeds, the expected use of those proceeds and certain current assumptions and estimates, it expects the offering would have a dilutive effect of approximately $0.03 per diluted share on its guidance for funds from operations per share and earnings per share, respectively, for 2009 that was previously announced in its press release dated May 7, 2009. Otherwise, the Company announced that it was maintaining this guidance for funds from operations per share and earnings per share for 2009.

Item 8.01.	Other Events.

Reduction of Quarterly Distributions

The Company announced that it currently intends to pay annualized distributions of approximately $67.0 million in the aggregate to its stockholders and the unitholders of DCT Industrial Operating Partnership LP, rounded each quarter to the nearest whole cent per share. Accordingly, as a result of the increased number of shares expected to be outstanding upon completion the Company’s public offering of 22,500,000 shares of common stock, plus up to 3,375,000 additional shares of common stock to cover overallotments, if any, the Company currently intends to reduce quarterly distributions on its common stock on a per share basis for the remainder of 2009 from $0.08 per share to $0.07 per share. This will not impact the $0.08 per share dividend previously declared and payable on July 17, 2009 to stockholders of record as of July 8, 2009.

The statements above concerning the remaining distributions for 2009 reflect the Company’s current intentions. However, the actual distributions payable will be determined by the Company’s Board of Directors, in its discretion, based upon the circumstances at the time of declaration, and the actual distributions payable to the Company’s stockholders may vary from the amounts the Company currently intends to distribute to our stockholders. Any change in the Company’s actual or expected distributions or our distribution policy could have a material adverse effect on the market price of the Company’s common stock.

Debt Covenant Compliance Metrics

The Company also announced certain covenant compliance metrics as of March 31, 2009 under its Amended and Restated Unsecured Revolving Credit Agreement, dated as of December 15, 2006, among DCT Industrial Operating Partnership LP, the Company’s operating partnership (the “Partnership”), and the banks identified therein and JP Morgan Chase Bank, N.A. as administrative agent, U.S. Bank National Association as syndication agent, and Bank of America, N.A. (successor to LaSalle Bank National Association), PNC Bank, National Association and Wells Fargo Bank, National Association, as documentation agents and J.P. Morgan Securities Inc. as sole bookrunner and sole lead arranger (the “Revolving Credit Agreement”) as follows:

Summary Debt Covenants

	As of March 31, 2009
	Threshold		Actual Ratio
Consolidated Leverage Ratio *	< 60%		49%
Consolidated Fixed Charge Coverage Ratio **	> 1.5	x	3.1	x
Consolidated Unsecured Leverage Ratio ***	< 60%		45%

*	The Consolidated Leverage Ratio was calculated based on the definitions contained in the Revolving Credit Agreement. The actual ratio as of March 31, 2009 was generally calculated by comparing the following information as of March 31, 2009, on a consolidated basis: (a) the sum of (i) the Company’s secured debt, (ii) the Company’s unsecured debt, (iii) the Company’s letters of credit, (iv) the Company’s net unrealized losses with respect to interest rate derivatives and (v) the Company’s pro rata share of indebtedness and unrealized losses with respect to its interest rate derivatives of its unconsolidated joint ventures to (b) the Company’s, and the Company’s pro rata share of its consolidated joint ventures’ total assets with (i) development properties at historical cost, (ii) other properties owned less than four full quarters (or eight full quarters for certain properties) valued at undepreciated book value, and (iii) other properties valued based on net operating income divided by a capitalization rate of 7.75%.

**	The Consolidated Fixed Charge Ratio was calculated based on the definitions contained in the Revolving Credit Agreement. The actual ratio as of March 31, 2009 was generally calculated by comparing the following information as of March 31, 2009 (annualized), on a consolidated basis: (a) the Company’s consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted for certain items to (b) the sum of (i) the Company’s recurring interest expense on indebtedness, (ii) the Company’s pro rata share of the recurring interest expense on indebtedness of its joint ventures and (iii) the scheduled principal payments on such indebtedness.

***	The Consolidated Unsecured Leverage Ratio was calculated based on the definitions contained in the Revolving Credit Agreement. The actual ratio as of March 31, 2009 was generally calculated by comparing the following information as of March 31, 2009, on a consolidated basis: (a) the sum of (i) the Company’s unsecured debt, (ii) the Company’s letters of credit, (iii) the Company’s net unsecured unrealized losses with respect to its interest rate derivatives and (iv) the Company’s pro rata share of unsecured indebtedness and unrealized losses with respect to interest rate derivatives of its unconsolidated joint ventures to (b) the sum of (i) the value of all unencumbered projects of the Company calculated in a substantially similar manner to that described above for the Consolidated Leverage Ratio, (ii) the Company’s unrestricted cash and cash equivalents and (iii) the Company’s pro rata share of all unrestricted cash and cash equivalents of its joint ventures.

Compliance with these restrictive covenants requires the Company to apply specialized terms the meanings of which are described in detail in the Revolving Credit Agreement that the Company has filed with the Securities Exchange Commission, and to calculate ratios in the manner prescribed by the Revolving Credit Agreement. The Company is not presenting these covenant ratios for any other purpose or for any other period, and is not intending for these measures to otherwise provide information to investors about the Company’s financial condition or results of operations. Investors should not rely on these measures other than for purposes of testing the Partnership’s compliance with the Revolving Credit Agreement. In the event that the Partnership does not meet these covenants, the lenders under the Revolving Credit Agreement could terminate their commitments and fully accelerate the maturity of all amounts due thereunder.

Same Store Net Operating Income

As previously announced, for the three months ended March 31, 2009, the Company’s income from continuing operations increased $5.7 million from a loss of $1.4 million for the three months ended March 31, 2008 to income of $4.3 million for the same period in 2009. As previously announced, the Company’s same store net operating income excluding lease termination fees for the three months ended March 31, 2009 decreased 2.5% on a cash-adjusted basis compared to the same period in 2008. The following table is a reconciliation of the Company’s same store net operating income excluding lease termination fees on a cash-adjusted basis to its reported income (loss) from continuing operations for the three months ended March 31, 2009 and 2008 (in thousands):

	For the three months ended March 31,
	2009	2008
Income (loss) from continuing operations	$4,304	$(1,399)
Income taxes	893	536
Interest income and other	(134)	(434)
Interest expense	13,371	14,430
Equity in income of unconsolidated joint ventures, net	(4,180)	(287)
General and administrative expense	5,468	5,882
Real estate related depreciation and amortization	26,455	27,905
Institutional capital management and other fees	(667)	(860)

Total net operating income	45,510	45,773
Less net operating income – non-same store properties	(1,448)	(710)

Same store net operating income	44,062	45,063
Less revenue from lease terminations	(1,401)	(128)

Same store net operating income, excluding revenue from lease terminations	42,661	44,935
Less straight line rents	(215)	(1,094)
Add back amortization of above/(below) market rents	507	232

Same store net operating income on a cash basis, excluding revenue from lease terminations	$42,953	$44,073

We calculate net operating income on a cash basis as net operating income (“NOI”) excluding revenue from lease terminations, non-cash amounts recorded for straight-line rents and the amortization of above/below market rents. NOI is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. The Company considers NOI on a cash basis to be an appropriate supplemental performance measure because it reflects the operating performance of the Company’s properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, interest expense, interest income and general and administrative expenses. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating performance. However, NOI on a cash basis should not be viewed as an alternative measure of the Company’s financial performance since it excludes expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, the Company believes net income, as defined by GAAP, to be the most appropriate measure to evaluate the Company’s overall financial performance.

The same store population is determined independently for each period presented, quarter-to-date and year-to-date, by including all consolidated operating properties that have been owned and stabilized for the entire current and prior periods presented. Held for contribution properties are excluded.

Development Projects

As of March 31, 2009, the Company’s estimated costs to complete its development projects were approximately $48.7 million. Of this $48.7 million, the Company expects that approximately $22.2 million relating to its consolidated development projects will need to be funded in cash and that the remainder relating to its unconsolidated development projects may be funded from existing construction loans. As of March 31, 2009, the Company’s pro rata share of its unconsolidated development joint ventures’ total construction loans, including undrawn amounts, was $127.8 million, of which $91.0 million is scheduled to mature by the end of 2010. Currently, all of the Company’s development projects are shell complete.

The Company makes statements in this Current Report on Form 8-K that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the current economic slow-down in the U.S. and internationally; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the current economic slow-down in the U.S. and internationally; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities and Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ Philip L. Hawkins
Name:	Philip L. Hawkins
Title:	Chief Executive Officer

Date: June 1, 2009